                                                                                                    EXHIBIT 10.1

AMENDING AGREEMENT

THIS AMENDING AGREEMENT is made as of the 13th day of July, 2011

BETWEEN:

TOURNIGAN ENERGY LTD. ("Tournigan")

AND:

FISCHER-WATT GOLD COMPANY, INC., ("Fischer-Watt")

WHEREAS:

A.

Tournigan and Fischer-Watt are parties to a share purchase agreement dated October 1, 2008, as amended (the "SPA") pursuant to which Tournigan agreed to sell its wholly-owned subsidiary Tournigan USA Inc. ("TUSA") to Fischer-Watt in exchange for a promissory note in the amount of US$325,327 and Fischer Watt agreeing to make certain additional deferred cash payments to Tournigan.

B.

Pursuant to the SPA, Fischer-Watt granted Tournigan a 30% carried interest in respect of each TUSA property up to the completion of a feasibility study for any project encompassing any such property (a "Project"), which carried interest will convert upon completion of a feasibility study in respect of any such Project into a 30% working interest in the Project or at Tournigan's option, will be converted into a 5% net profits interest.

C.

As at the date hereof, Fischer-Watt owes Tournigan US$600,000 which is payable from 50% of all equity issues made by Fischer-Watt until paid (the "Fischer-Watt Debt").

D.

The parties consider the requirement to pay $0.50 of every $1.00 in equity raised towards the Fischer-Watt Debt to be a serious impairment to Fischer-Watt’s ability to raise equity funds, and wish to amend the SPA, on the terms and conditions hereof, to provide for the cancellation of the Fischer-Watt Debt.

NOW THEREFORE, in consideration of the covenants and agreements herein contained and other good and valuable consideration (the receipt and sufficiency of which is hereby acknowledged), Fischer-Watt and Tournigan hereby covenant and agree as follows:

1.1

Tournigan agrees to cancel the US$600,000 debt owed by Fischer-Watt under section 1.1 of the SPA.

1.2

Tournigan's carried interest in the properties currently held by TUSA pursuant to section 2 of the SPA is converted to a 2% net smelter return royalty ("NSR") in respect of any uranium property Fischer-Watt, or any Fischer-Watt subsidiary, now has or will acquire at any time in the future in the Wyoming counties of Carbon, Sublette, Sweetwater and Fermont and Fall River County of South Dakota to a cap of US$10,000,000.00 (the "Cap"). The NSR will be based on the value of receipts for (a) uranium produced by Fischer-Watt or (b) for any product which contains uranium (to the extent such product contains uranium produced by Fischer-Watt), calculated in each case FOB at any facility being utilized by Fischer-Watt.  For the purpose of clarification, no inputs (including without limitation sulphuric acid or ion exchange resin) included in any product which contains uranium other than uranium produced by Fischer-Watt shall be subject to the NSR.

1.3

Fischer-Watt will have the right to purchase half of the NSR (being 1%) for US$3,000,000.00 within five years of the date of this amending agreement. This US$3,000,000.00 buyout will reduce the Cap to US$5,000,000.00.

1.4

The division of this agreement into sections and the insertion of headings are for convenience of reference only and will not affect in any way the meaning or interpretation of this agreement.

1.5

This agreement will be governed, including as to validity, interpretation and effect, by the laws of the Province of British Columbia and the laws of Canada applicable therein. Each of Tournigan and Fischer-Watt hereby irrevocably attorns to the exclusive jurisdiction of the Courts of the Province of British Columbia in respect of all matters arising under and in relation to this agreement and waives any defences to the maintenance of an action in the Courts of the Province of British Columbia.

1.6

This agreement is subject to receipt of all necessary shareholder and regulatory approvals, including but not limited to the approval of the TSX Venture Exchange, and will be binding on and will enure to the benefit of Tournigan and Fischer-Watt and their respective successors and permitted assigns.

 [Signature page follows]

This agreement has been executed and delivered by the parties hereto effective as of the date first above written, and may be executed in two or more counterparts or facsimile counterparts, each of which will be deemed to be an original but all of which together will constitute one and the same instrument.

TOURNIGAN ENERGY LTD.
By:	/s/ Doris Meyer
Name: Doris Meyer
Title: Chief Financial Officer
FISCHER-WATT GOLD COMPANY, LTD.
By:	/s/ Peter Bojtos
Name: Peter Bojtos
Title: President and Chief Executive Officer

Signature page to Amending Agreement